NTN Buzztime Announces $1.6 Million Registered Direct Offering of Common Stock

CARLSBAD, Calif., June 27, 2018 — NTN Buzztime, Inc. (NYSE MKT: NTN) today announced that it has entered into a subscription agreement with certain investors relating to a registered direct offering in which the company would sell up to 345,772 shares of its common stock to the investors at a per share purchase price of $4.50. The net proceeds to NTN from the offering is expected to be approximately $1.4 million after deducting estimated offering expenses, including placement agent fees. The offering is expected to close on or about June 29, 2018, subject to customary closing conditions.

Roth Capital Partners is acting as exclusive placement agent for the offering.

The company intends to use the net proceeds of the offering for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of its strategic priorities.

The shares are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-215271), that was previously filed with the Securities and Exchange Commission (“SEC”) and declared effective on February 2, 2017. A final prospectus supplement and accompany prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. The offering is being made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained, when available, by contacting Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-looking Statements

This press release includes “forward-looking statements,” including with respect to the proposed public offering and the company’s proposed use of proceeds. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Buzztime:

Buzztime (NYSE American: NTN) delivers interactive entertainment and innovative technology, including performance analytics and secure payment with Europay, MasterCard® and Visa® (EMV) chip card readers or with near-field communication (NFC) technology to accept Apple, Android and Samsung Pay. Most frequently used in bars and restaurants in North America, the Buzztime tablets and technology offer engaging solutions to establishments that have guests who experience dwell time, such as casinos, senior living, car dealerships and more. Casual dining venues license Buzztime’s customizable solution to differentiate themselves via competitive fun by offering guests trivia, card, sports and arcade games, personalized menus and self-service dining features. Buzztime’s platform improves operating efficiencies, creates connections among the players and venues, and amplifies guests’ positive experiences. The Buzztime platform has also been recently resold and the content licensed for other businesses serving other markets. For more information, please visit http://www.buzztime.com/home or follow us on Facebook or Twitter @buzztime.

COMPANY CONTACT:

Allen Wolff

Chief Financial Officer

NTN Buzztime, Inc.

(760) 438-7400

IR AGENCY CONTACT:

Kirsten Chapman/Becky Herrick, LHA Investor Relations

buzztime@lhai.com

415-433-3777

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